EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pinnacle Entertainment, Inc. 401(k) Investment Plan
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-210972) of Pinnacle Entertainment, Inc. of our report dated June 28, 2018, relating to the financial statements and supplemental schedule of the Pinnacle Entertainment, Inc. 401(k) Investment Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP
Las Vegas, Nevada
June 28, 2018